December 2024

Preliminary Pricing Supplement No. 5,350

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 10, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities and U.S. Equities

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust, which we refer to as the underlying shares, on any of the monthly determination dates is greater than or equal to 100% of its respective initial share price, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,900 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to 60% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to forgo current income and participation in the appreciation of any of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying shares closes at or above the respective call threshold level on a monthly determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective downside threshold level of any of the underlying shares will result in a significant loss of your investment, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Consumer Discretionary Select Sector SPDR® Fund (the “XLY Shares”), Energy Select Sector SPDR® Fund (the “XLE Shares”) and iShares® Silver Trust (the “SLV Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 17, 2024
Original issue date:	December 20, 2024 (3 business days after the pricing date)
Maturity date:	December 20, 2029
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this

1-year initial non-call period, if, on any monthly determination date, beginning on December 18, 2025, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 18% per annum, to be determined on the pricing date) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.  If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the XLY Shares, $ , which is 60% of its initial share price

With respect to the XLE Shares, $ , which is 60% of its initial share price

With respect to the SLV Shares, $ , which is 60% of its initial share price

Call threshold level:

With respect to the XLY Shares, $ , which is 100% of its initial share price

With respect to the XLE Shares, $ , which is 100% of its initial share price

With respect to the SLV Shares, $ , which is 100% of its initial share price

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

At least $1,900 (to be determined on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $943.80 per security, or within $40.00 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See "Supplemental information regarding plan of distribution; conflicts of interest." For additional information, see "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

Terms continued from previous page:
Initial share price:

With respect to the XLY Shares, $ , which is its closing price on the pricing date

With respect to the XLE Shares, $ , which is its closing price on the pricing date

With respect to the SLV Shares, $ , which is its closing price on the pricing date

Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price for such underlying shares on such day multiplied by the applicable adjustment factor on such date
Final share price:

With respect to the XLY Shares, the closing price on the final determination date

With respect to the XLE Shares, the closing price on the final determination date

With respect to the SLV Shares, the closing price on the final determination date

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, the final share price divided by the initial share price
CUSIP / ISIN:	61777RHH9 / US61777RHH93
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	12/18/2025	1st early redemption date:	12/23/2025	At least $1,180
2nd determination date:	1/20/2026	2nd early redemption date:	1/23/2026	At least $1,195
3rd determination date:	2/17/2026	3rd early redemption date:	2/20/2026	At least $1,210
4th determination date:	3/17/2026	4th early redemption date:	3/20/2026	At least $1,225
5th determination date:	4/17/2026	5th early redemption date:	4/22/2026	At least $1,240
6th determination date:	5/18/2026	6th early redemption date:	5/21/2026	At least $1,255
7th determination date:	6/17/2026	7th early redemption date:	6/23/2026	At least $1,270
8th determination date:	7/17/2026	8th early redemption date:	7/22/2026	At least $1,285
9th determination date:	8/17/2026	9th early redemption date:	8/20/2026	At least $1,300
10th determination date:	9/17/2026	10th early redemption date:	9/22/2026	At least $1,315
11th determination date:	10/19/2026	11th early redemption date:	10/22/2026	At least $1,330
12th determination date:	11/17/2026	12th early redemption date:	11/20/2026	At least $1,345
13th determination date:	12/17/2026	13th early redemption date:	12/22/2026	At least $1,360
14th determination date:	1/19/2027	14th early redemption date:	1/22/2027	At least $1,375
15th determination date:	2/17/2027	15th early redemption date:	2/22/2027	At least $1,390
16th determination date:	3/17/2027	16th early redemption date:	3/22/2027	At least $1,405
17th determination date:	4/19/2027	17th early redemption date:	4/22/2027	At least $1,420
18th determination date:	5/17/2027	18th early redemption date:	5/20/2027	At least $1,435
19th determination date:	6/17/2027	19th early redemption date:	6/22/2027	At least $1,450
20th determination date:	7/19/2027	20th early redemption date:	7/22/2027	At least $1,465
21st determination date:	8/17/2027	21st early redemption date:	8/20/2027	At least $1,480
22nd determination date:	9/17/2027	22nd early redemption date:	9/22/2027	At least $1,495
23rd determination date:	10/18/2027	23rd early redemption date:	10/21/2027	At least $1,510
24th determination date:	11/17/2027	24th early redemption date:	11/22/2027	At least $1,525
25th determination date:	12/17/2027	25th early redemption date:	12/22/2027	At least $1,540
26th determination date:	1/18/2028	26th early redemption date:	1/21/2028	At least $1,555
27th determination date:	2/17/2028	27th early redemption date:	2/23/2028	At least $1,570
28th determination date:	3/17/2028	28th early redemption date:	3/22/2028	At least $1,585

December 2024 Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
29th determination date:	4/17/2028	29th early redemption date:	4/20/2028	At least $1,600
30th determination date:	5/17/2028	30th early redemption date:	5/22/2028	At least $1,615
31st determination date:	6/20/2028	31st early redemption date:	6/23/2028	At least $1,630
32nd determination date:	7/17/2028	32nd early redemption date:	7/20/2028	At least $1,645
33rd determination date:	8/17/2028	33rd early redemption date:	8/22/2028	At least $1,660
34th determination date:	9/18/2028	34th early redemption date:	9/21/2028	At least $1,675
35th determination date:	10/17/2028	35th early redemption date:	10/20/2028	At least $1,690
36th determination date:	11/17/2028	36th early redemption date:	11/22/2028	At least $1,705
37th determination date:	12/18/2028	37th early redemption date:	12/21/2028	At least $1,720
38th determination date:	1/17/2029	38th early redemption date:	1/22/2029	At least $1,735
39th determination date:	2/20/2029	39th early redemption date:	2/23/2029	At least $1,750
40th determination date:	3/19/2029	40th early redemption date:	3/22/2029	At least $1,765
34th determination date:	4/17/2029	34th early redemption date:	4/20/2029	At least $1,780
41st determination date:	5/17/2029	41st early redemption date:	5/22/2029	At least $1,795
42nd determination date:	6/18/2029	42nd early redemption date:	6/22/2029	At least $1,810
43rd determination date:	7/17/2029	43rd early redemption date:	7/20/2029	At least $1,825
44th determination date:	8/17/2029	44th early redemption date:	8/22/2029	At least $1,840
45th determination date:	9/17/2029	45th early redemption date:	9/20/2029	At least $1,855
46th determination date:	10/17/2029	46th early redemption date:	10/22/2029	At least $1,870
47th determination date:	11/19/2029	47th early redemption date:	11/23/2029	At least $1,885
Final determination date:	12/17/2029	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least approximately 18% per annum.

December 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust (the “securities”) do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of each of the Consumer Discretionary Select Sector SPDR® Fund and the iShares® Silver Trust on any monthly determination date (beginning after one year) is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,900 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in any of the underlying shares.

Maturity:	5 years
Automatic early redemption (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any monthly determination date, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least approximately 18% per annum) for each monthly determination date, as follows*:

●1st determination date:

At least $1,180

●2nd determination date:

At least $1,195

●3rd determination date:

At least $1,210

●4th determination date:

At least $1,225

●5th determination date:

At least $1,240

●6th determination date:

At least $1,255

●7th determination date:

At least $1,270

●8th determination date:

At least $1,285

●9th determination date:

At least $1,300

●10th determination date:

At least $1,315

●11th determination date:

At least $1,330

●12th determination date:

At least $1,345

●13th determination date:

At least $1,360

●14th determination date:

At least $1,375

●15th determination date:

At least $1,390

●16th determination date:

At least $1,405

●17th determination date:

At least $1,420

●18th determination date:

At least $1,435

●19th determination date:

At least $1,450

December 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

●20th determination date:

At least $1,465

●21st determination date:

At least $1,480

●22nd determination date:

At least $1,495

●23rd determination date:

At least $1,510

●24th determination date:

At least $1,525

●25th determination date:

At least $1,540

●26th determination date:

At least $1,555

●27th determination date:

At least $1,570

●28th determination date:

At least $1,585

●29th determination date:

At least $1,600

●30th determination date:

At least $1,615

●31st determination date:

At least $1,630

●32nd determination date:

At least $1,645

●33rd determination date:

At least $1,660

●34th determination date:

At least $1,675

●35th determination date:

At least $1,690

●36th determination date:

At least $1,705

●37th determination date:

At least $1,720

●38th determination date:

At least $1,735

●39th determination date:

At least $1,750

●40th determination date:

At least $1,765

●34th determination date:

At least $1,780

●41st determination date:

At least $1,795

●42nd determination date:

At least $1,810

●43rd determination date:

At least $1,825

●44th determination date:

At least $1,840

●45th determination date:

At least $1,855

●46th determination date:

At least $1,870

●47th determination date:

At least $1,885

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

At least $1,900 (to be determined on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares

Under these circumstances, investors will lose a significant portion or all of their

December 2024 Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $943.80, or within $40.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed if the determination closing price of each of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust on any monthly determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when each of the underlying shares closes at or above its respective call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. Investors do not participate in any appreciation in any of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, each of the underlying shares closes at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to at least $1,900 per stated principal amount (to be determined on the pricing date). Investors do not participate in any appreciation in any of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective call threshold level, but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one of the underlying shares closes below its respective call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one of the underlying shares closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

December 2024 Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 20, 2029, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Consumer Discretionary Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the iShares® Silver Trust

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price of each of the underlying shares on each of the monthly determination dates (beginning after one year), and the payment at maturity, if any, will be determined by reference to the determination closing price of each of the underlying shares on the final determination date. The actual early redemption payment with respect to each applicable determination date, initial share prices, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 18% per annum) for each monthly determination date (beginning after one year), as follows:

●1st determination date:

$1,180

●2nd determination date:

$1,195

●3rd determination date:

$1,210

●4th determination date:

$1,225

●5th determination date:

$1,240

●6th determination date:

$1,255

●7th determination date:

$1,270

●8th determination date:

$1,285

●9th determination date:

$1,300

●10th determination date:

$1,315

●11th determination date:

$1,330

●12th determination date:

$1,345

●13th determination date:

$1,360

●14th determination date:

$1,375

●15th determination date:

$1,390

●16th determination date:

$1,405

●17th determination date:

$1,420

●18th determination date:

$1,435

●19th determination date:

$1,450

●20th determination date:

$1,465

●21st determination date:

$1,480

●22nd determination date:

$1,495

●23rd determination date:

$1,510

●24th determination date:

$1,525

●25th determination date:

$1,540

●26th determination date:

$1,555

●27th determination date:

$1,570

●28th determination date:

$1,585

●29th determination date:

$1,600

●30th determination date:

$1,615

●31st determination date:

$1,630

●32nd determination date:

$1,645

●33rd determination date:

$1,660

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●34th determination date:

$1,675

●35th determination date:

$1,690

●36th determination date:

$1,705

●37th determination date:

$1,720

●38th determination date:

$1,735

●39th determination date:

$1,750

●40th determination date:

$1,765

●34th determination date:

$1,780

●41st determination date:

$1,795

●42nd determination date:

$1,810

●43rd determination date:

$1,825

●44th determination date:

$1,840

●45th determination date:

$1,855

●46th determination date:

$1,870

●47th determination date:

$1,885

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price of each of the underlying shares is greater than or equal to its respective call threshold level:

$1,900 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final share price of any of the underlying shares is less than its respective call threshold level but the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level:

$1,000

●If the final share price of any of the underlying shares is less than its respective downside threshold level:

$1,000 × share performance factor of the worst performing underlying shares.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XLY Shares: $180.00 With respect to the XLE Shares: $75.00 With respect to the SLV Shares: $25.00
Hypothetical Downside Threshold Level:

With respect to the XLY Shares: $108.00, which is 60% of its hypothetical initial share price

With respect to the XLE Shares: $45.00, which is 60% of its hypothetical initial share price

With respect to the SLV Shares: $15.00, which is 60% of its hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the XLY Shares: $180.00, which is 100% of its hypothetical initial share price

With respect to the XLE Shares: $75.00, which is 100% of its hypothetical initial share price

With respect to the SLV Shares: $25.00, which is 100% of its hypothetical initial share price

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Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the second determination date

Date	XLY Shares Determination Closing Price	XLE Shares Determination Closing Price	SLV Shares Determination Closing Price	Payment (per Security)
1st Determination Date	$240.00 (at or above the call threshold level)	$80.00 (at or above the call threshold level)	$10.00 (below the call threshold level)	--
2nd Determination Date	$235.00 (at or above the call threshold level)	$90.00 (at or above the call threshold level)	$30.00 (at or above the call threshold level)	$1,195

In this example, on the first determination date following the 1-year initial non-call period, the determination closing prices of two of the underlying shares are at or above their respective call threshold levels, but the determination closing prices of the other underlying shares is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the determination closing price of each of the underlying shares is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,195 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any of the underlying shares.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective call threshold level(s) on each of the monthly determination dates (beginning after one year), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	XLY Shares Final Price	XLE Shares Final Price	SLV Shares Final Price	Payment at Maturity (per Security)
Example 1:	$240.00 (at or above its call threshold level)	$85.00 (at or above its call threshold level)	$33.33 (at or above its call threshold level)	$1,900
Example 2:	$144.00 (below its call threshold level but at or above its downside threshold level)	$97.50 (at or above its call threshold level and downside threshold level)	$30.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	$225.00 (at or above its call threshold level and downside threshold level)	$41.25 (below its downside threshold level)	$12.50 (below its downside threshold level)	$1,000 x ($12.50 / $25.00) = $500
Example 4:	$36.00 (below its downside threshold level)	$60.00 (below its call threshold level but at or above its downside threshold level)	$18.75 (below its call threshold level but at or above its downside threshold level)	$1,000 x ($36.00 / $180.00) = $200
Example 5:	$36.00 (below its downside threshold level)	$37.50 (below its downside threshold level)	$10.00 (below its downside threshold level)	$1,000 x ($36.00 / $180.00) = $200

In example 1, the final share price of each of the underlying shares is at or above its respective call threshold level. Therefore, investors receive $1,900 per security at maturity. Investors do not participate in any appreciation in the price of any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are at or above their call threshold levels and downside threshold levels, but the final share price of the other underlying shares is below its call threshold level and at or above its downside threshold level. The SLV Shares have increased 20% from the initial share price to the final share price, the XLE Shares have increased 30% from the initial share price to the final share price and the XLY Shares have declined 20% from the initial share price to the final share price. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in the price of any of the underlying shares.

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Principal at Risk Securities

In example 3, the final share price of one of the underlying shares is at or above its call threshold level and downside threshold level, but the final share prices of the other two underlying shares are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The XLY Shares have increased 25% from the initial share price to the final share price, the XLE Shares have declined 45% from the initial share price to the final share price and the SLV Shares have declined 50% from the initial share price to the final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the SLV Shares, which represent the worst performing underlying shares in this example.

In example 4, the final share price of two of the underlying shares are below their respective call threshold levels but at or above their respective downside threshold levels, while the final share price of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The SLV Shares have declined 25% from the initial share price to the final share price, the XLE Shares have declined 20% from the initial share price to the final share price and the XLY Shares have declined 80% from the initial share price to the final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the XLY Shares, which represent the worst performing underlying shares in this example.

In example 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. The XLY Shares have declined 80% from the initial share price to the final share price, the XLE Shares have declined 50% from the initial share price to the final share price and the SLV Shares have declined 60% from the initial share price to the final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the XLY Shares, which represent the worst performing underlying shares in this example.

If the securities are not redeemed prior to maturity and the final share price of any of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

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Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its respective downside threshold level of 60% of its initial share price, you will be exposed to the decline in the price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each of the underlying shares closes at or above its respective call threshold level on any monthly determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final share price of each of the underlying shares is at or above its call threshold level. In all cases, you will not participate in any appreciation of any of the underlying shares, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective initial share price, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying shares, the stocks constituting the share underlying index with respect to each of the XLY Shares and the XLE Shares or the underlying commodity with respect to the SLV Shares, ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity or commodity markets generally and which may affect the price of each of the underlying shares, odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factors,

othe composition of the XLY Shares and the XLE Shares and changes in the constituents of the XLY Shares and the XLE Shares, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your

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Principal at Risk Securities

securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of one or more of the underlying shares may be, and each has recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or both of the underlying shares may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount. See “Consumer Discretionary Select Sector SPDR® Fund Overview,” “Energy Select Sector SPDR® Fund Overview” and “iShares® Silver Trust Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying shares, in the commodity composing the SLV Shares or in the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlying shares, in the commodity that constitutes the SLV Shares, or in the stocks composing the share underlying indices with respect to the XLY Shares and the XLE Shares. Investors in the securities will not participate in any positive performance of any of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying commodity that constitutes the SLV Shares or the stocks composing the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.

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If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying index with respect to each of the XLY Shares and the XLE Shares or the underlying commodity with respect to the SLV Shares), including trading in the securities that constitute the share underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying shares and other financial instruments related to the underlying shares and the underlying commodities on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the

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Principal at Risk Securities

securities could potentially affect the price of any of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the call threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the securities up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of all three underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive an early redemption payment, each of the underlying shares must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one of the underlying shares has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

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Principal at Risk Securities

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Adjustments to the XLY Shares and the XLE Shares or the indices tracked by the XLY Shares and XLE Shares could adversely affect the value of the securities. The investment adviser to each of the applicable underlying shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategies or otherwise, the investment advisor may add, delete or substitute the securities composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices. They may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the level of the share underlying indices, and, consequently, the price of the underlying

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shares and the value of the securities. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to the SLV Shares, which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The securities are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodities that constitute the applicable underlying shares, and, therefore, the value of the securities.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust's expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals' market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver

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price, which could adversely affect the value of the securities. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index or the component securities of the share underlying index, with respect to the XLY Shares and the XLE Shares, or its underlying commodity, with respect to the SLV Shares, or the net asset value per share of the respective underlying shares. The XLY Shares and the XLE Shares do not fully replicate their respective share underlying indices and each may hold securities that are different than those included in their respective share underlying index, and the SLV Shares do not fully replicate their underlying commodity.

With respect to the XLY Shares and the XLE Shares, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of the XLY Shares, the XLE Shares and their respective share underlying indices. In addition, corporate actions (such as mergers and spin-offs) with respect to the securities underlying each of the XLY Shares and the XLE Shares may impact the variance between the performances of the XLY Shares and the XLE Shares and their respective share underlying indices. With respect to the SLV Shares, the underlying shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the underlying shares or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The SLV Shares sell its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV Shares of its underlying commodity to pay expenses at a time of relatively low prices for its underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of the SLV Shares in its underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

Additionally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the components underlying each of the underlying shares may be disrupted or limited, or such components may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share, the level of the respective share underlying indices, with respect to the XLY Shares and the XLE Shares, or the performance of its underlying commodity, with respect to the SLV Shares.

For all of the foregoing reasons, the performance of the XLY Shares and the XLE Shares may not correlate with the performance of their respective share underlying indices or the component securities of the respective share underlying index and the performance of the SLV Shares may not correlate with the performance of its underlying commodity, and the performance of each of the underlying shares may not correlate with the performance of the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final determination date, even if the XLY Shares or the XLE Shares are underperforming the respective share underlying index or the component securities of such share underlying index, the SLV Shares are underperforming the underlying commodity and/or any of the underlying shares is trading below the net asset value per share of such underlying shares.

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Consumer Discretionary Select Sector SPDR® Fund Overview

The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Consumer Discretionary Select Sector SPDR® Fund. The Consumer Discretionary Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Discretionary Select Sector Index. It is possible that this fund may not fully replicate the performance of the Consumer Discretionary Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Consumer Discretionary Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	XLY UP
Current Share Price:	$232.06
52 Weeks Ago:	$173.65
52 Week High (on 12/6/2024):	$232.80
52 Week Low (on 4/19/2024):	$169.76

The following graph sets forth the daily closing prices of the XLY Shares for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLY Shares for each quarter in the same period. The closing price of the XLY Shares on December 10, 2024 was $232.06. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLY Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLY Shares at any time, including on the determination dates.

XLY Shares Daily Closing Prices January 1, 2019 to December 10, 2024

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Consumer Discretionary Select Sector SPDR® Fund (CUSIP 81369Y407)	High ($)	Low ($)	Period End ($)
2019
First Quarter	113.93	97.60	113.85
Second Quarter	120.67	110.01	119.20
Third Quarter	124.48	114.59	120.70
Fourth Quarter	126.06	117.45	125.42
2020
First Quarter	132.32	87.45	98.08
Second Quarter	133.25	92.41	127.71
Third Quarter	153.76	129.00	146.98
Fourth Quarter	160.78	142.97	160.78
2021
First Quarter	173.21	155.83	168.07
Second Quarter	179.87	166.65	178.55
Third Quarter	185.89	175.93	179.45
Fourth Quarter	211.42	179.37	204.44
2022
First Quarter	210.31	163.19	185.00
Second Quarter	189.39	134.63	137.48
Third Quarter	172.97	140.01	142.45
Fourth Quarter	147.57	126.26	129.16
2023
First Quarter	156.16	128.39	149.54
Second Quarter	169.81	143.54	169.81
Third Quarter	176.97	158.36	160.98
Fourth Quarter	181.41	148.04	178.81
2024
First Quarter	185.02	170.90	183.89
Second Quarter	184.45	169.76	182.40
Third Quarter	200.84	170.05	200.37
Fourth Quarter (through December 10, 2024)	232.80	194.06	232.06

This document relates only to the securities offered hereby and does not relate to the XLY Shares. We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLY Shares (and therefore the price of the XLY Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLY Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLY Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted

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by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector Index is calculated and disseminated by S&P® and is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. As of May 31, 2023, the Consumer Discretionary Select Sector Index included 53 component stocks in industries such as media; retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; multiline retail; specialty retail; and diversified consumer services. See “S&P® Select Sector Indices—Consumer Discretionary Select Sector Index” in the accompanying index supplement.

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Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the “Select Sector Trust, a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	XLE UP
Current Share Price:	$90.87
52 Weeks Ago:	$82.33
52 Week High (on 4/5/2024):	$98.08
52 Week Low (on 1/18/2024):	$79.91

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter from January 1, 2019 through December 10, 2024. The closing price of the XLE Shares on December 10, 2024 was $90.87. The associated graph shows the closing prices of the XLE Shares for each day from January 1, 2019 through December 10, 2024. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLE Shares at any time, including on the determination dates.

XLE Shares Daily Closing Prices January 1, 2019 to December 10, 2024

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Energy Select Sector SPDR® Fund (CUSIP: 81369Y506)	High ($)	Low ($)	Period End ($)
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter	61.99	55.90	60.04
2020
First Quarter	60.87	23.57	29.06
Second Quarter	46.86	27.62	37.85
Third Quarter	38.58	29.95	29.95
Fourth Quarter	41.60	27.71	37.90
2021
First Quarter	53.57	37.96	49.06
Second Quarter	56.19	47.07	53.87
Third Quarter	54.81	45.79	52.09
Fourth Quarter	59.14	53.01	55.50
2022
First Quarter	78.75	57.22	76.44
Second Quarter	92.28	70.66	71.51
Third Quarter	84.09	67.49	72.02
Fourth Quarter	94.08	76.09	87.47
2023
First Quarter	93.11	76.97	82.83
Second Quarter	87.23	76.59	81.17
Third Quarter	93.36	79.09	90.39
Fourth Quarter	91.96	81.20	83.84
2024
First Quarter	94.41	79.91	94.41
Second Quarter	98.08	88.04	91.15
Third Quarter	93.39	84.35	87.80
Fourth Quarter (through December 10, 2024)	97.27	87.84	90.87

This document relates only to the securities offered hereby and does not relate to the XLE Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or

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warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Energy Select Sector Index. The Energy Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. The Energy Select Sector Index includes component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. For more information, see “S&P® Select Sector Indices—Energy Select Sector Index” in the accompanying index supplement.

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iShares® Silver Trust Overview

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC, which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust.

Information as of market close on December 10, 2024:

Bloomberg Ticker Symbol:	SLV UP
Current Share Price:	$28.98
52 Weeks Ago:	$20.91
52 Week High (on 10/22/2024):	$31.74
52 Week Low (on 2/13/2024):	$20.20

The following graph sets forth the daily closing prices of the SLV Shares for the period from January 1, 2019 through December 10, 2024. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the SLV Shares for each quarter in the same period. The closing price of the SLV Shares on December 10, 2024 was $28.98. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical performance of the SLV Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the SLV Shares at any time, including on the determination dates.

SLV Shares Daily Closing Prices January 1, 2019 to December 10, 2024

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Principal at Risk Securities

iShares® Silver Trust (CUSIP: 46428Q109)	High ($)	Low ($)	Period End ($)
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter	26.76	22.26	22.70
Second Quarter	26.19	23.04	24.22
Third Quarter	24.55	19.95	20.52
Fourth Quarter	23.42	20.30	21.51
2022
First Quarter	24.45	20.51	22.88
Second Quarter	23.87	18.64	18.64
Third Quarter	19.17	16.38	17.50
Fourth Quarter	22.23	16.81	22.02
2023
First Quarter	22.33	18.40	22.12
Second Quarter	23.94	20.53	20.89
Third Quarter	23.10	20.34	20.34
Fourth Quarter	23.33	19.25	21.78
2024
First Quarter	23.29	20.20	22.75
Second Quarter	29.27	22.86	26.57
Third Quarter	29.38	24.33	28.41
Fourth Quarter (through December 10, 2024)	31.74	27.45	28.98

This document relates only to the securities offered hereby and does not relate to the SLV Shares.  We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the XLY Shares, Consumer Discretionary Select Sector Index. With respect to the XLE Shares, Energy Select Sector Index.
Share underlying index publisher:	With respect to each of the XLY Shares and the XLE Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Underlying commodity:	With respect to the SLV Shares, Silver
Postponement of the maturity date and early redemption dates:

If any scheduled early redemption date is not a business day, that early redemption payment, if any, shall be paid on the next succeeding business day; provided that if, due to a market disruption event or otherwise, any determination date with respect to either of the underlying shares is postponed so that it falls less than two business days prior to the scheduled maturity date or early redemption date, as applicable, the maturity date or early redemption date, as applicable, shall be postponed to the second business day following the determination date as postponed, by which date the closing price of each of the underlying shares has been determined. In any of these cases, no adjustment shall be made to any payment at maturity or early redemption payment made on that postponed date.

Trading day:

Trading day means, in respect of each of the XLY Shares and the XLE Shares, a day, as determined by the calculation agent, that is a day on which the relevant exchange for such underlying shares is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

Trading day means, in respect of the SLV Shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the SLV Shares, such exchange or principal trading market for the SLV Shares that serves as the price-source for the SLV Shares) is open for trading during its regular session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Market disruption event:

With respect to each of the XLY Shares and the XLE Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market,

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in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the XLY Shares or the XLE Shares, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the XLY Shares or the XLE Shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in such underlying shares or in the futures or options contract related to the share underlying index or such underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or such underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or such underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or such underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the XLY Shares or the XLE Shares, see “Discontinuance of the XLY Shares or the XLE Shares and/or the share underlying indices; alteration of method of calculation” below.

With respect to the SLV Shares, market disruption event means:

(i)       the occurrence or existence of any of:

a.   a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b.   a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)         a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the SLV Shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the

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primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the XLY Shares or the XLE Shares and/or the share underlying indices; alteration of method of calculation:

If trading in the XLY Shares or the XLE Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the Consumer Discretionary Select Sector SPDR® Fund or the Energy Select Sector SPDR® Fund is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such discontinuance is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.

Discontinuance of the SLV Shares; alteration of method of calculation:

If trading in the SLV Shares on every applicable national securities exchange is permanently discontinued or the SLV Shares are liquidated or otherwise terminated (an “SLV discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such SLV discontinuance or liquidation event is provided to holders of the SLV Shares under the terms of the SLV Shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion

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based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.
Trustee:	The Bank of New York Mellon
Calculation agent:

MS & Co.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to the payment at maturity will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, including the fact that the securities are linked to more than one exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. In addition, long-term capital gain that a U.S. Holder would otherwise recognize in respect of the securities up to the amount of the “net underlying long-term capital gain” could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for auto-callable securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying

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Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 6 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or the component stocks of the share underlying index with respect to each of the XLY Shares and the XLE Shares or the underlying commodity with respect to the SLV Shares, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of any of the underlying shares and, therefore, could increase (i) the price at or above which such underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares) and (ii) the downside threshold level for such underlying shares, which is the price at or above which such underlying shares must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of any of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other

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underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.
Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement, in the index supplement or in the prospectus.

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